Exhibit 99.(h)(a)(25)
October 7, 2013
Mr. Robert Triano
Vice President
State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105
Re:   Pacific Select Fund – Transfer Agency and Service Agreement
Reference is made to the Transfer Agency and Service Agreement between us dated as of May 1, 2011 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.
Addition:
Tactical Strategy Portfolio P
Tactical International Portfolio P
In accordance with the Additional Funds provisions of Section 12 of the Agreement, we request that you act as the transfer agent with respect to the fund change. A current schedule A to the agreement is attached hereto.
Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Pacific Select Fund

By:	/s/ Mary Ann Brown Name: Mary Ann Brown Title:Chief Executive Officer

By:	/s/ Laurene E. MacElwee Name: Laurene E. MacElwee
Title: VP & Assistant Secretary

Accepted:
State Street Bank and Trust Company

By:	/s/ Todd Kennedy Name: Todd Kennedy
Title: Vice President

Schedule A – Services Agreement
List of Portfolios
As of December 6, 2013

Fund	Class of Shares
AMERICAN FUNDS — GROWTH-INCOME	P
AMERICAN FUNDS — GROWTH	P
CASH MANAGEMENT	P
COMSTOCK	P
CURRENCY STRATEGIES	P
DIVERSIFIED BOND	P
DIVIDEND GROWTH	P
EMERGING MARKETS	P
EQUITY INDEX	P
EMERGING MARKET DEBT	P
FLOATING RATE LOAN	P
FLOATING RATE INCOME	P
FOCUSED 30	P
GLOBAL ABSOLUTE RETURN	P
GROWTH	P
HEALTH SCIENCES	P
HIGH YIELD BOND	P
INFLATION MANAGED	P
INFLATION PROTECTED	P
INTERNATIONAL LARGE-CAP	P
INTERNATIONAL SMALL CAP	P
INTERNATIONAL VALUE	P
LONG/SHORT LARGE-CAP (both sub accounts maintained by State Street)	P
LARGE CAP GROWTH	P
LARGE-CAP VALUE	P
MAIN STREET CORE	P
MANAGED BOND	P
MID-CAP EQUITY	P
MID-CAP GROWTH	P
MID-CAP VALUE	P
PD AGGREGATE BOND INDEX	P
PD EMERGING MARKETS	P
PD HIGH YIELD BOND MARKET	P
PD INTERNATIONAL LARGE-CAP	P
PD LARGE-CAP GROWTH INDEX	P
PD LARGE-CAP VALUE INDEX	P
PD SMALL-CAP GROWTH INDEX	P
PD SMALL-CAP VALUE INDEX	P
PRECIOUS METALS	P
REAL ESTATE	P
SHORT DURATION BOND	P
SMALL CAP EQUITY (both sub accounts maintained by State Street)	P
SMALL CAP GROWTH	P
SMALL-CAP INDEX	P
SMALL-CAP VALUE	P
TACTICAL STRATEGY PORTFOLIO	P
TACTICAL INTERNATIONAL PORTFOLIO	P
TECHNOLOGY	P
VALUE ADVANTAGE	P